Exhibit 99.1

ITW Reports Fourth Quarter and Full Year Results

Fourth-Quarter 2019 Highlights

•	GAAP EPS $1.99, an increase of 9%, including $0.11 of divestiture gains

•	Total revenue declined 3.1%; organic revenue down 1.6%

•	Operating margin of 23.7%; 24.1% excluding 40 basis points of higher restructuring expenses

•	After-tax ROIC of 28.9%, an increase of 120 basis points

•	Free cash flow was 114% of net income

•
Full-Year 2019 Highlights

•	GAAP EPS $7.74, an increase of 2%

•	Total revenue declined 4.5%; organic revenue down 1.9%

•	Operating margin of 24.1%; 24.4% excluding 30 basis points of higher restructuring expenses

•	After-tax ROIC of 28.7%, an increase of 50 basis points

•	Free cash flow increased 9% and was 106% of net income

GLENVIEW, IL., January 31, 2020 - Illinois Tool Works Inc. (NYSE: ITW) today reported its fourth-quarter and full-year 2019 results.

“The ITW team closed out 2019 with another quarter of strong execution and resilient financial performance,” said E. Scott Santi, chairman and chief executive officer. “Despite near-term macro challenges, we grew earnings per share nine percent, delivered 24.1 percent operating margin excluding higher restructuring expenses and improved after-tax return on invested capital 120 basis points to 28.9 percent.”

“For the year, in a contracting industrial demand environment including a six percent decline in global auto builds, ITW grew earnings per share five percent excluding the impact of foreign currency headwinds, higher restructuring expenses and divestiture gains. We expanded operating margin to 24.4 percent excluding higher restructuring expenses, improved after-tax return on invested capital to 28.7 percent, increased free cash flow nine percent and returned $2.8 billion to shareholders in the form of dividends and share repurchases. Throughout 2019, we executed very well on the things within our control and continued to make meaningful progress on our path to full-potential performance through the implementation of our ‘Finish the Job’ enterprise strategy agenda. ITW’s proprietary and powerful business model, diversified high-quality business portfolio and dedicated team of highly skilled ITW colleagues around the world position us well to continue to deliver differentiated performance in 2020 and beyond,” Santi concluded.

2019 Results
Fourth-quarter revenue of $3.5 billion declined 3.1 percent with organic revenue down 1.6 percent. Foreign currency translation and divestitures reduced revenues by 1.0 percent and 0.5 percent, respectively. Product Line Simplification (PLS) activities reduced organic revenue by 60 basis points. GAAP EPS increased nine percent to $1.99 including $0.11 divestiture gains from the sale of three businesses. Operating margin was 23.7 percent. Excluding 40 basis points impact from higher restructuring expenses, operating margin improved 10 basis points to 24.1 percent. Enterprise initiatives contributed 130 basis points and price/cost was positive 30 basis points. Free cash flow was $692 million with a 114 percent conversion rate. The effective tax rate for the fourth quarter was 22.8 percent.

Full year revenue of $14.1 billion declined 4.5 percent with organic revenue down 1.9 percent and unfavorable foreign currency translation impact of 2.3 percent. PLS reduced organic revenue by 60 basis points versus 70 basis points in 2018. 2019 GAAP EPS increased two percent to $7.74 including $0.09 of net gains from divestitures. Operating margin was 24.1 percent. Excluding 30 basis points impact from higher restructuring expenses, operating margin improved 10 bps to 24.4 percent. Enterprise initiatives contributed 120 basis points and price/cost was positive 10 basis points. After-tax return on invested capital was 28.7 percent. Free cash flow increased nine percent to $2.7 billion. The company repurchased $1.5 billion of its own shares and raised its dividend seven percent in August 2019 to an annualized $4.28 per share. The effective tax rate for the full year was 23.3 percent.

2020 Guidance
The company initiated full-year EPS guidance in a range of $7.65 to $8.05 per share. At current levels of demand, organic growth is forecast to be in the range of zero to two percent. Foreign currency translation and divestitures are projected to reduce revenues by one percentage point each. PLS impact is forecast to moderate to approximately 50 basis points. Operating margin is expected to improve and be in a range of 24.5 to 25 percent, with enterprise initiatives contributing approximately 100 basis points. Free cash flow is expected to be greater than 100 percent of net income. The Company expects an effective tax rate in the range of 23.5 to 24.5 percent and plans to repurchase approximately $2 billion of its shares in 2020.

Non-GAAP Measures
This earnings release contains certain non-GAAP financial measures. A reconciliation of these measures to the most directly comparable GAAP measures is included in the attached supplemental reconciliation schedule.

Forward-looking Statement
This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding diluted earnings per share, foreign exchange rates, total and organic revenue growth, operating margin, economic and regulatory conditions in various geographic regions, price/cost impact, restructuring expenses, free cash flow, effective tax rate, after-tax return on invested capital, and timing and amount of share repurchases. These statements are subject to certain risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated. Such factors include those contained in ITW's Form 10-K for 2018.

About Illinois Tool Works
ITW (NYSE: ITW) is a Fortune 200 global multi-industrial manufacturing leader with revenues totaling $14.1 billion in 2019. The company’s seven industry-leading segments leverage the unique ITW Business Model to drive solid growth with best-in-class margins and returns in markets where highly innovative, customer-focused solutions are required. ITW’s approximately 45,000 dedicated colleagues around the world thrive in the company’s decentralized and entrepreneurial culture. www.itw.com

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF INCOME (UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
In millions except per share amounts	2019	2018	2019	2018
Operating Revenue	$3,469	$3,580	$14,109	$14,768
Cost of revenue	2,022	2,096	8,187	8,604
Selling, administrative, and research and development expenses	586	578	2,361	2,391
Amortization and impairment of intangible assets	37	46	159	189
Operating Income	824	860	3,402	3,584
Interest expense	(51)	(63)	(221)	(257)
Other income (expense)	58	19	107	67
Income Before Taxes	831	816	3,288	3,394
Income taxes	190	209	767	831
Net Income	$641	$607	$2,521	$2,563

Net Income Per Share:
Basic	$2.00	$1.84	$7.78	$7.65
Diluted	$1.99	$1.83	$7.74	$7.60

Cash Dividends Per Share:
Paid	$1.07	$1.00	$4.07	$3.34
Declared	$1.07	$1.00	$4.14	$3.56

Shares of Common Stock Outstanding During the Period:
Average	321.2	329.8	323.9	335.0
Average assuming dilution	322.9	331.6	325.6	337.1

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF FINANCIAL POSITION (UNAUDITED)

In millions	December 31, 2019	December 31, 2018
Assets
Current Assets:
Cash and equivalents	$1,981	$1,504
Trade receivables	2,461	2,622
Inventories	1,164	1,318
Prepaid expenses and other current assets	296	334
Assets held for sale	351	—
Total current assets	6,253	5,778

Net plant and equipment	1,729	1,791
Goodwill	4,492	4,633
Intangible assets	851	1,084
Deferred income taxes	516	554
Other assets	1,227	1,030
	$15,068	$14,870

Liabilities and Stockholders’ Equity
Current Liabilities:
Short-term debt	$4	$1,351
Accounts payable	472	524
Accrued expenses	1,217	1,271
Cash dividends payable	342	328
Income taxes payable	48	68
Liabilities held for sale	71	—
Total current liabilities	2,154	3,542

Noncurrent Liabilities:
Long-term debt	7,754	6,029
Deferred income taxes	668	707
Noncurrent income taxes payable	462	495
Other liabilities	1,000	839
Total noncurrent liabilities	9,884	8,070

Stockholders’ Equity:
Common stock	6	6
Additional paid-in-capital	1,304	1,253
Retained earnings	22,403	21,217
Common stock held in treasury	(18,982)	(17,545)
Accumulated other comprehensive income (loss)	(1,705)	(1,677)
Noncontrolling interest	4	4
Total stockholders’ equity	3,030	3,258
	$15,068	$14,870

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Three Months Ended December 31, 2019
Dollars in millions	Total Revenue	Operating Income	Operating Margin
Automotive OEM	$725	$154	21.2%
Food Equipment	571	157	27.5%
Test & Measurement and Electronics	552	155	28.1%
Welding	387	98	25.4%
Polymers & Fluids	408	94	23.0%
Construction Products	384	85	22.2%
Specialty Products	446	109	24.5%
Intersegment	(4)	—	—%
Total Segments	3,469	852	24.6%
Unallocated	—	(28)	—%
Total Company	$3,469	$824	23.7%

Twelve Months Ended December 31, 2019
Dollars in millions	Total Revenue	Operating Income	Operating Margin
Automotive OEM	$3,063	$659	21.5%
Food Equipment	2,188	578	26.4%
Test & Measurement and Electronics	2,121	542	25.6%
Welding	1,638	453	27.7%
Polymers & Fluids	1,669	381	22.8%
Construction Products	1,625	383	23.6%
Specialty Products	1,825	472	25.9%
Intersegment	(20)	—	—%
Total Segments	14,109	3,468	24.6%
Unallocated	—	(66)	—%
Total Company	$14,109	$3,402	24.1%

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Q4 2019 vs. Q4 2018 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	(5.4)%	1.7%	4.0%	(3.7)%	(2.0)%	(1.2)%	(3.4)%	(1.6)%
Acquisitions/ Divestitures	—%	—%	(0.7)%	(2.5)%	—%	—%	(0.8)%	(0.5)%
Translation	(1.4)%	(1.1)%	(0.7)%	(0.2)%	(1.4)%	(1.9)%	(0.8)%	(1.0)%
Operating Revenue	(6.8)%	0.6%	2.6%	(6.4)%	(3.4)%	(3.1)%	(5.0)%	(3.1)%

Q4 2019 vs. Q4 2018 Favorable/(Unfavorable)
Change in Operating Margin	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Operating Leverage	(100) bps	20 bps	90 bps	(60) bps	(40) bps	(20) bps	(70) bps	(30) bps
Changes in Variable Margin & OH Costs	90 bps	130 bps	230 bps	(20) bps	270 bps	(210) bps	(20) bps	40 bps
Total Organic	(10) bps	150 bps	320 bps	(80) bps	230 bps	(230) bps	(90) bps	10 bps
Acquisitions/ Divestitures	—	—	20 bps	20 bps	—	—	20 bps	10 bps
Restructuring/Other	(30) bps	(60) bps	(10) bps	(90) bps	(80) bps	(40) bps	(20) bps	(50) bps
Total Operating Margin Change	(40) bps	90 bps	330 bps	(150) bps	150 bps	(270) bps	(90) bps	(30) bps

Total Operating Margin % *	21.2%	27.5%	28.1%	25.4%	23.0%	22.2%	24.5%	23.7%

* Includes unfavorable operating margin impact of amortization expense from acquisition-related intangible assets	50 bps	60 bps	150 bps	30 bps	360 bps	30 bps	90 bps	110 bps **
** Amortization expense from acquisition-related intangible assets had an unfavorable impact of ($0.09) on GAAP earnings per share for the fourth quarter of 2019.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Full Year 2019 vs Full Year 2018 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	(5.4)%	1.1%	(0.3)%	(1.2)%	—%	(1.0)%	(4.1)%	(1.9)%
Acquisitions/ Divestitures	—%	—%	(0.2)%	(1.1)%	(0.4)%	—%	(0.6)%	(0.3)%
Translation	(2.8)%	(2.3)%	(1.8)%	(0.8)%	(2.8)%	(3.4)%	(1.8)%	(2.3)%
Operating Revenue	(8.2)%	(1.2)%	(2.3)%	(3.1)%	(3.2)%	(4.4)%	(6.5)%	(4.5)%

Full Year 2019 vs Full Year 2018 Favorable/(Unfavorable)
Change in Operating Margin	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Operating Leverage	(90) bps	30 bps	(10) bps	(20) bps	—	(10) bps	(90) bps	(50) bps
Changes in Variable Margin & OH Costs	50 bps	60 bps	150 bps	—	170 bps	(40) bps	(10) bps	60 bps
Total Organic	(40) bps	90 bps	140 bps	(20) bps	170 bps	(50) bps	(100) bps	10 bps
Acquisitions/ Divestitures	—	—	10 bps	20 bps	—	—	20 bps	—
Restructuring/Other	(60) bps	(30) bps	—	(30) bps	(30) bps	(20) bps	(10) bps	(30) bps
Total Operating Margin Change	(100) bps	60 bps	150 bps	(30) bps	140 bps	(70) bps	(90) bps	(20) bps

Total Operating Margin % *	21.5%	26.4%	25.6%	27.7%	22.8%	23.6%	25.9%	24.1%

* Includes unfavorable operating margin impact of amortization expense from acquisition-related intangible assets	50 bps	70 bps	200 bps	20 bps	360 bps	30 bps	90 bps	120 bps **
** Amortization expense from acquisition-related intangible assets had an unfavorable impact of ($0.37) on GAAP earnings per share for 2019.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATIONS (UNAUDITED)

ADJUSTED AFTER-TAX RETURN ON AVERAGE INVESTED CAPITAL (UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Dollars in millions	2019	2018	2019	2018
Operating income	$824	$860	$3,402	$3,584
Adjusted tax rate	22.8%	25.5%	24.0%	24.9%
Income taxes	(188)	(219)	(815)	(893)
Operating income after taxes	$636	$641	$2,587	$2,691

Invested capital:
Trade receivables	$2,461	$2,622	$2,461	$2,622
Inventories	1,164	1,318	1,164	1,318
Net assets held for sale	280	—	280	—
Net plant and equipment	1,729	1,791	1,729	1,791
Goodwill and intangible assets	5,343	5,717	5,343	5,717
Accounts payable and accrued expenses	(1,689)	(1,795)	(1,689)	(1,795)
Other, net	(481)	(519)	(481)	(519)
Total invested capital	$8,807	$9,134	$8,807	$9,134

Average invested capital	$8,797	$9,247	$9,028	$9,533
Adjusted after-tax return on average invested capital	28.9%	27.7%	28.7%	28.2%

A reconciliation of the 2019 effective tax rate excluding the third quarter discrete tax benefit of $21 million is as follows:

	Twelve Months Ended
	December 31, 2019
	Income Taxes	Tax Rate
As reported	$767	23.3%
Discrete tax benefit related to third quarter	21	0.7%
As adjusted	$788	24.0%

A reconciliation of the 2018 effective tax rate excluding the third quarter net discrete tax benefit of $15 million is as follows:

	Twelve Months Ended
	December 31, 2018
	Income Taxes	Tax Rate
As reported	$831	24.5%
Net discrete tax benefit related to third quarter	15	0.4%
As adjusted	$846	24.9%

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATIONS (UNAUDITED)

FREE CASH FLOW (UNAUDITED)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
Dollars in millions	2019		2018	2019	2018
Net cash provided by operating activities	$774		$809	$2,995	$2,811
Less: Additions to plant and equipment	(82)		(82)	(326)	(364)
Free cash flow	$692		$727	$2,669	$2,447

Net income	$641		$607	$2,521	$2,563
Free cash flow to net income conversion rate	108%	*	120%	106%	95%

* Excluding the impact of the fourth quarter net after-tax gains on disposal of businesses of $35 million, net income would have been $606 million and the free cash flow to net income conversion rate for the three months ended December 31, 2019 would have been 114%.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
NET INCOME PER SHARE - DILUTED, AS REPORTED (UNAUDITED)

	Twelve Months Ended
	December 31,
	2019		2018
Net income per share - diluted, as reported	$7.74	*	$7.60

* Diluted EPS for the twelve months ended December 31, 2019 includes the impact of $0.09 of divestiture gains, $(0.20) of foreign currency translation headwinds and $(0.12) of higher restructuring expenses.